                                                                    Exhibit 10.3



                               SECURITY AGREEMENT

         This Security Agreement (this "AGREEMENT") dated as of May 31, 2002 is between DYAX CORP., a Delaware corporation with its principal place of business at 300 Technology Square, Cambridge, Massachusetts 02139 (the "DEBTOR") and GENZYME CORPORATION, a Massachusetts corporation with its principal place of business at One Kendall Square, Cambridge, Massachusetts 02139 (THE "SECURED PARTY").

                                    RECITALS

         WHEREAS, the Secured Party has agreed to loan Debtor the principal sum of up to seven million dollars ($7,000,000), the repayment of which, together with interest and other charges, shall be evidenced by that Senior Secured Promissory Note dated the date hereof (the "NOTE"); and

         WHEREAS, the Secured Party's agreement to advance funds pursuant to the
Note is conditioned upon, among other things, the Debtor providing security for the payment of the Note;

         NOW, THEREFORE, in consideration of the loan and for other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. DEFINITIONS.

         As used in this Agreement, the following terms have the following meanings:

         "Default" means an event or circumstance which, with the giving of notice, the passage of time, or both, could constitute an Event of Default.

         "GAAP" means generally accepted accounting principles as in effect in the United States of America from time to time, consistently applied.

         "Indebtedness" means (a) all obligations for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations,
(d) all obligations or liabilities of others that are guaranteed and (e) any other obligations or liabilities which are required by GAAP to be shown as debt on a balance sheet.

         "Intellectual Property" means all of the Debtor's right, title and interest in and to patents, patent rights, trademark licenses, trademarks, service marks and copyrights (and applications and registrations therefore including all reissues, divisions, continuations, extensions and continuations-in-part thereof), inventions, improvements, discoveries, data, know-how, methods, processes, whether or not patentable, including but not limited to formulations, techniques and materials, analytical data, clinical data, manufacturing know-how and processing, purification and fill-finish know-how, master file, control information, all regulatory information, permits, licenses, trade names, trade styles, bioinformatics, trade secrets, drawings, specifications, descriptions, and all memoranda, notes, and records with respect to any research and development, all whether now owned or subsequently acquired or developed by the Debtor and whether in tangible or intangible form or contained on magnetic media readable by machine together with all such magnetic media.

         "Letter of Credit" shall mean a letter of credit (a) issued by a bank satisfactory in all respects to the Secured Party, (b) in an amount equal to (i) the amount of the then-outstanding balance under the Note, if the principal amount of the Note has been fully advanced or (ii) the amount of the then-outstanding balance under the Note, plus the amount of remaining advances to be made, if the Note has not yet been fully advanced, (c) that has an expiration date not earlier than 30 days after the Maturity Date or New Maturity Date, both as applicable and as defined in the Note, and (d) that otherwise contains terms in all respects satisfactory to the Secured Party including, without limitation, the right of Secured Party to draw down thereon immediately upon an Event of Default.

         "Lien" is a mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

         "Program" means the Debtor's research, development, production and sales relating to human plasma Kallikrein inhibitors, including that certain 58-amino acid polypeptide human plasma Kallikrein inhibitor known as "DX-88" (formerly known as EPI-KAL-2) together with all analogs, homologs, derivatives and improvements related thereto.

         "Permitted Indebtedness" is:

            (1) Debtor's Indebtedness to the Secured Party under the Note or this Agreement;

            (2) Indebtedness existing as of the date hereof and shown on Schedule B attached hereto;

            (3) Indebtedness to trade creditors incurred in the ordinary course of business; and

            (4) other Indebtedness of the Debtor and its subsidiaries consisting of capital lease obligations or purchase money security obligations secured only by Liens permitted under clause (d) of the definition of "Permitted Liens," in an aggregate principal amount not in excess of $15,000,000 at any one time outstanding;

            (5) Indebtedness that is subordinated to Debtor's Indebtedness to the Secured Party, pursuant to subordination provisions satisfactory to the Secured Party.

         "Permitted Liens" are:

            (a) Liens existing as of the date hereof and shown on Schedule B attached hereto or arising under this Agreement;

            (b) Liens in favor of the Lender arising under this Agreement; and

            (c) Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which the Debtor maintains adequate reserves on its books, IF they have no priority over any of Secured Party's security interests.

            (d) Liens on fixed or capital assets, including personal property, acquired, constructed or improved by any of the Debtor and its subsidiaries, provided that (A) such Liens secure Indebtedness (including capital lease obligations) permitted by clause (4) of the definition of "Permitted Indebtedness," (B) such Liens and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (C) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets, and (D) such security interests shall not apply to any other property or assets of any of the Debtor or its subsidiaries; and

         "UCC" means the Uniform Commercial Code as in effect from time to time in any applicable jurisdiction, as the same may be amended from time to time.

         2. GRANT.

            (a) COLLATERAL. To secure the full and prompt payment and performance of the Obligations (as defined below), the Debtor grants the Secured Party a continuing security interest in all of the Debtor's right, title and interest in and to the following property of or arising from the Program, whether now owned or existing or hereafter acquired or arising: all tangible and intangible personal property of or arising from the Program, including, but not limited to, the following (i): all goods, accounts, and general intangibles (as those terms are defined in the UCC), (ii) all Intellectual Property of or arising from the Program including, but not limited to, the patents issued or assigned to and all patent applications made by the Debtor relating to human plasma Kallikrein inhibitors, including that certain 58-amino acid polypeptide human plasma Kallikrein inhibitor known as "DX-88" (formerly known as EPI-KAL-2), including, without limitation, the patents, patent applications and exclusive licenses listed on SCHEDULE A hereto; (iii) all infringement claims with regard to such Intellectual Property; (iv) all rights to income, profits, royalties, damages, licenses or other rights related to such Intellectual Property; and (v) all proceeds (as defined by the UCC) and products of the foregoing (collectively, the "COLLATERAL"). Notwithstanding anything to the contrary, Debtor does not pledge any assets that are not specific to or that do not arise from the Program; nor does the Collateral include any equipment. Upon Debtor's exercise of the Surgical Product Option in Section 3.2 of the Amended and Restated Collaboration Agreement dated as of May 31, 2002 by and between the parties hereto (the "Collaboration Agreement"), so long as no Default or Event of Default exists, Secured Party shall release its security interest in that portion of the Collateral that relates to the Surgical Products indication and add as collateral the Additional Collateral as set forth below in Section 2(b).

            (b) ADDITIONAL COLLATERAL. Upon (i) Debtor's exercise of the Surgical Product Option in Section 3.2 of the Collaboration Agreement, (ii) Debtor's breach of the financial covenant set forth in Section 7A(a) hereof, or
(iii) Debtor's breach of the financial covenant set forth in Section 7A(b) hereof, Debtor shall add as additional collateral (i) the Applicable Percentage (as hereafter defined) of all of Debtor's right, title and interest in Debtor's ownership interest in Biotage, Inc. (the "Shares"); (ii) all products, proceeds, substitutions, additions, interest, dividends and other distributions (including, without limitation, stock splits) relating to the shares and (iii) all books and records relating to the property described in (i) and (ii) (collectively, the "Additional Collateral"). Thereafter, all references in this Agreement to the "Collateral" shall be deemed to include the Additional Collateral. Effective upon the occurrence of any of the events set forth in this
Section 2(b) above, to further secure the full and prompt payment and performance of the Obligations, the Debtor grants the Secured Party a continuing security interest in all of the Debtor's right, title and interest in and to the Additional Collateral. No later than five days after the occurrence of any of the events set forth in this Section 2(b) above, the Debtor shall execute a stock pledge agreement in form and substance reasonably satisfactory to the Secured Party and deliver to the Secured Party related stock certificates and stock powers and failure to do so shall constitute an Event of Default. The Secured Party agrees that the Debtor shall no longer be obligated to grant the Secured Party the Additional Collateral or, if such Additional Collateral has already been granted, shall release such Additional Collateral, after the Secured Party confirms that it has been provided with a Letter of Credit.

         "Applicable Percentage" shall mean (a) forty-nine percent (49%) in the event of (i) Debtor's exercise of the Surgical Product Option in Section 3.2 of the Collaboration Agreement or (ii) Debtor's breach of the financial covenant set forth in Section 7A(a) hereof and (b) sixty-seven percent (67%) in the event of Debtor's breach of the financial covenant set forth in Section 7A(b) hereof.

         3. OBLIGATIONS. The security interest granted in Section 2 above secures all payment and performance obligations of the Debtor to the Secured Party under the terms of the Note and this Agreement (collectively, the "OBLIGATIONS").

         4. REPRESENTATIONS, WARRANTIES AND COVENANTS. The Debtor hereby represents, warrants, covenants and agrees as follows:

            (a) the Debtor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Debtor's exact legal name is that indicated on page 1 and on the signature page of this Agreement. The Debtor's tax identification number is 04-3053198. Biotage, Inc. is a corporation duly organized, validly existing and in good standing under the laws of Delaware and is a wholly-owned subsidiary of the Debtor. The execution, delivery and performance of this Agreement by the Debtor has been duly authorized by all necessary corporate action and does not contravene the Debtor's Certificate of Incorporation or By-Laws as currently in effect;

            (b) neither the execution, delivery or performance by the Debtor of this Agreement or the consummation by the Debtor of the transactions contemplated hereby or thereby will result in a violation or breach of (or give rise to any right of termination, revocation, cancellation or acceleration under or increased payments under), or constitute a default (with or without due notice or lapse of time or both) under, or result in the creation of any Lien, upon any of the properties or assets of the Debtor under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, contract, agreement, obligation, instrument, offer, commitment, understanding or other arrangement or of any license, waiver, exemption, order, franchise, permit or concession to which the Debtor is a party or by which any of its properties or assets is bound;

            (c) the security interest granted to the Secured Party in the Collateral shall constitute a first lien, and that the Debtor is the lawful owner of such Collateral free from any right or claim of any person or any Lien, and has good right to pledge, sell, consign, assign, transfer and create a security interest in the same. The patents, patent applications and exclusive licenses listed on SCHEDULE A hereto constitute all such property included in the Program that the Debtor owns or has an interest in as of the date hereof;

            (d) the Collateral is and will be used primarily for business purposes and will not be held for sale or leased to others, or otherwise disposed of by the Debtor without the prior written consent of the Secured Party. Additionally, unless and until Debtor exercises the Surgical Product Option in Section 3.2 of the Collaboration Agreement as described in Section 2
(a) above, the Debtor shall not be entitled to grant any licenses of any of its Intellectual Property related to the Program to third parties;

            (e) the tangible Collateral is located at 300 Technology Square, Cambridge, MA 02139. Other than in the ordinary course of business, the Collateral will not be removed from this location without prior written notice to the Secured Party.

            (f) without the prior written consent of the Secured Party, the Debtor will not grant or permit to exist any security interest in, or any lien, attachment, levy or encumbrance upon, any of the Collateral or the Additional Collateral, except for Permitted Liens;

            (g) the Debtor will not, without the prior written consent of the Secured Party, execute (or authorize the filing of) any financing statements or other documents evidencing a lien in connection with the Collateral other than those in favor of the Secured Party;

            (h) no claim, litigation or proceeding is threatened or pending which would have a material adverse effect on the Debtor or ownership or value of the Collateral;

            (i) all Indebtedness of Debtor existing as of the date hereof is accurately described in Schedule B attached hereto; and

            (j) as of the date hereof, there are no Liens on any of the Debtor's personal property, except as set forth in Schedule B attached hereto.

         5. COVENANTS CONCERNING DEBTOR'S LEGAL STATUS. The Debtor covenants with the Secured Party as follows: (a) without providing at least thirty (30) days' prior written notice to the Secured Party, the Debtor will not change its name, its chief executive office, its mailing address, tax identification number or organizational identification number, if it has one, (b) if the Debtor does not have an organizational identification number and later obtains one, the Debtor will forthwith notify the Secured Party of such organizational identification number, and (c) without providing at least thirty (30) days' prior written notice to Secured Party, the Debtor will not change its type of organization, jurisdiction of organization or other legal structure.

         6. PROTECTION OF COLLATERAL. For so long as this Agreement is in effect, the Debtor will:

            (a) comply with all laws, ordinances and regulations to which it is subject and use the Collateral in a lawful manner and not in contravention of the requirements of any policy of insurance;

            (b) keep all property insured with such insurance companies and in such amounts and coverages as are reasonably satisfactory to the Secured Party. The Secured Party shall be named as a loss payee and an additional insured as its interest may appear on all insurance applicable to the Collateral. The Debtor shall furnish the Secured Party with certificates or other evidence of insurance satisfactory to the Secured Party within thirty (30) days of the date of this Agreement. All evidence of insurance shall also provide for at least thirty (30) days' prior notice to the Secured Party of any cancellation, modification, or change in coverage. Any insurance proceeds received by the Secured Party may be, at its option, applied to the Obligations.

            (c) pay all taxes, liens, and assessments when due, except for the lien of property taxes not yet due and payable and except for the payment of any taxes which are being contested in good faith by the Debtor and for which adequate reserves have been set aside;

            (d) maintain the collateral in good order and repair (reasonable wear and tear excepted) at the Debtor's addresses set forth in Section 4(e). The Collateral and the Additional Collateral will not be encumbered, sold, assigned, or otherwise transferred, whether voluntarily or by operation of law, except for the sale of inventory in the ordinary course of business, without the prior written consent of the Secured Party;

            (e) keep and maintain the Collateral in accordance with all applicable laws, rules and regulations (governmental and otherwise);

            (f) keep complete and accurate records of all Collateral. The Secured Party may inspect and copy such records and inspect the Collateral at any time, without prior notice, during normal business hours;

            (g) execute, at the Secured Party's request, such documents which the Secured Party deems necessary to protect and perfect its security interest and other rights in the Collateral. Debtor also grants the Secured Party an irrevocable power of attorney to execute all such documents on Debtor's behalf.

         7. ADDITIONAL COVENANTS. For so long as this Agreement is in effect, the Debtor:

            (a) will not, and will not permit any of its subsidiaries to, without the Secured Party's prior written consent, create, incur, assume or be liable for any Indebtedness, other than Permitted Indebtedness;

            (b) will not, without the Secured Party's prior written consent, create, incur or allow any Lien on any of the Collateral or the Additional Collateral, except for Permitted Liens listed in clauses (b) and (c) in the definition of "Permitted Liens";

            (c) will not, without the Secured Party's prior written consent, merge or consolidate with any person or entity or acquire all or substantially all of the capital stock or assets of any person or entity;

            (d) will deliver to the Secured Party (i) as soon as available, but no later than one hundred twenty (120) days after the last day of the Debtor's fiscal year, audited consolidated financial statements prepared under GAAP, together with an unqualified opinion on the financial statements from an independent certified public accounting firm reasonably acceptable to the Secured Party, and (ii) within five (5) days of the filing, copies of all statements, reports and notices made available to Debtor's security holders and all reports on Form 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission; and

            (e) will not, without the Secured Party's prior written consent, directly or indirectly transfer any of its interest in Biotage, Inc. or permit Biotage, Inc. to transfer any of its assets, except in the ordinary course of business, unless the Secured Party confirms that it has been provided with a Letter of Credit.

         7A. FINANCIAL COVENANTS.

             (a) The Debtor (and its subsidiaries) shall not at any time have less than $20,000,000 in cash or cash equivalents which shall be determined quarterly based on its consolidated balance sheet filed with the Securities and Exchange Commission.

             (b) The Debtor shall maintain at least one continued listing standard for the Nasdaq National Market.

             (c) The Debtor shall immediately notify the Secured Party of the Debtor's failure to comply with Section 7A(a) or Section 7A(b) above.

         8. REIMBURSEMENT. In the event Debtor fails to obtain any insurance or pay any tax, lien or assessment which it is required to obtain or pay (except to the extent such nonpayment is permitted under Section 6(c) above) or otherwise perform any obligation under this Agreement, the Secured Party may, at its option, obtain, pay or otherwise perform the same on the Debtor's behalf. In such event, the cost together with interest from the date of payment by the Secured Party at the rate of ten percent (10%) per annum shall be included as an Obligation and shall be due and payable upon demand by the Secured Party. The Secured Party shall have no obligation to make any such expenditures, nor shall the making thereof be construed as a waiver or cure of any Event of Default.

         9. AUTHORIZATION TO FILE FINANCING STATEMENTS. The Debtor hereby irrevocably authorizes the Secured Party at any time and from time to time to file in any filing office in any UCC jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral and (b) provide any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including whether the Debtor is an organization, the type of organization and any organization identification number issued to the Debtor. The Debtor agrees to furnish any such information to the Secured Party promptly upon the Secured Party's request.

         10. EVENTS OF DEFAULT. The happening of any of the following shall be an Event of Default under this Agreement (each an "EVENT OF DEFAULT"):

             (a) the occurrence of an Event of Default under the Note;

             (b) the Debtor otherwise fails to perform or breaches any material obligation under this Agreement;

             (c) any material representation or warranty made herein by the Debtor is untrue;

             (d) there occurs a material adverse change to the value of the Collateral as determined by Secured Party in its reasonable discretion; or

             (e) the Debtor fails to maintain its corporate existence in good standing.

         11. REMEDIES. Upon the occurrence of an Event of Default, Secured Party shall be entitled to take one or more of the following actions:

             (a) all Obligations shall become due and payable as provided in the Note;

             (b) the Secured Party shall have all the rights and remedies of a secured party upon default, including but not limited to those provided under the Uniform Commercial Code as in effect in the Commonwealth of Massachusetts or any applicable jurisdiction;

             (c) the Debtor shall, upon the Secured Party's request, assemble the Collateral and make it available to the Secured Party at a place to be named by the Secured Party which is reasonably convenient to both parties;

             (d) the Secured Party shall have the right, without notice or legal process but without a breach of the peace, to enter any place where the Collateral is located for the purpose of taking possession and removing it;

             (e) unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Secured Party shall give to the Debtor at least ten (10) days prior written notice of the time and place of any public sale of Collateral or of the time after which any private sale or any other intended disposition is to be made. The Debtor hereby acknowledges that ten (10) days' prior written notice of such sale or sales shall be reasonable notice. In addition, the Debtor waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of the Secured Party's rights and remedies hereunder, including, without limitation, its right following an Event of Default to take immediate possession of the Collateral and to exercise its rights and remedies with respect thereto; and

             (f) Secured Party may declare the entire right, title, and interest of the Debtor in any of the Intellectual Property that constitutes Collateral vested in the Secured Party, in which event such right, title, and interest shall immediately vest in the Secured Party and in which case the Secured Party shall be entitled to exercise the power of attorney referred to in Section 14 hereof to execute, cause to be acknowledged and notarized and to record said absolute assignment with the applicable agency;

             (g) take and practice or sell any of the Intellectual Property that constitutes Collateral;

             (h) direct the Debtor to refrain, in which event the Debtor shall refrain, from practicing any of the Intellectual Property that constitutes Collateral directly or indirectly, and the Debtor shall execute such other and further documents as the Secured Party may request further to confirm this and to transfer ownership of the Collateral to the Secured Party;

             (i) the Debtor shall, in connection with any disposition of Collateral, execute and deliver to the Secured Party an Assignment of Patents and Patent Applications substantially in the form attached as Exhibit A hereto. If the Debtor fails to provide such document within (10) ten days after it has been requested by the Secured Party, then the Secured Party may complete such document by exercise of a power of attorney hereby granted by the Debtor. Such power of attorney is coupled with an interest and is irrevocable; and

             (j) the Debtor shall remain liable for any deficiency remaining after any sale. The Secured Party's reasonable attorney's fees shall be included in the costs of sales preparation.

         12. [Intentionally omitted]

         13. SECURED PARTY'S OBLIGATIONS AND DUTIES.

             Anything herein to the contrary notwithstanding, the Debtor shall remain obligated and liable under each contract or agreement comprised in the Collateral to be observed or performed by the Debtor thereunder. The Secured Party shall not have any obligation or liability under any such contract or agreement by reason of or arising out of this Agreement or the receipt by the Secured Party of any payment relating to any of the Collateral, nor shall the Secured Party be obligated in any manner to perform any of the obligations of the Debtor under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by the Secured Party in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to the Secured Party or to which the Secured Party may be entitled at any time or times. The Secured Party's sole duty with respect to the custody, safe keeping and physical preservation of the Collateral in its possession, under the UCC or otherwise, shall be to deal with such Collateral in the same manner as the Secured Party deals with similar property for its own account.

         14. POWER OF ATTORNEY.

             (a) The Debtor hereby irrevocably constitutes and appoints the Secured Party and any officer or agent thereof, with full power of substitution, as its true and lawful attorneys-in-fact with full irrevocable power and authority in the place and stead of the Debtor or in the Secured Party's own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or useful to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby gives said attorneys the power and right, on behalf of the Debtor, without notice to or assent by the Debtor, to do the following upon the occurrence of an Event of Default, generally to sell, transfer, pledge, make any agreement with respect to or otherwise dispose of or deal with any of the Collateral in such manner as is consistent with the UCC and as fully and completely as though the Secured Party were the absolute owner thereof for all purposes, and to do, at the Debtor's expense, at any time, or from time to time, all acts and things which the Secured Party deems necessary or useful to protect, preserve or realize upon the Collateral and the Secured Party's security interest therein, in order to effect the intent of this Agreement, all no less fully and effectively as the Debtor might do, including, without limitation, (i) the filing and prosecuting of registration and transfer applications with the appropriate federal, state or local agencies or authorities with respect to trademarks, copyrights and patentable inventions and processes, (ii) upon written notice to the Debtor, the exercise of voting rights with respect to voting securities, which rights may be exercised, if the Secured Party so elects, with a view to causing the liquidation of assets of the issuer of any such securities and (iii) the execution, delivery and recording, in connection with any sale or other disposition of any Collateral, of the endorsements, assignments or other instruments of conveyance or transfer with respect to such Collateral.

             (b) To the extent permitted by law, the Debtor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and is irrevocable. The powers conferred on the Secured Party hereunder are solely to protect its interests in the Collateral and shall not impose any duty upon it to exercise any such powers. The Secured Party shall be accountable only for the amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to the Debtor for any act or failure to act, except for the Secured Party's own gross negligence or willful misconduct.

         15. NO WAIVER BY SECURED PARTY, ETC. The Secured Party shall not be deemed to have waived any of its rights and remedies in respect of the Obligations or the Collateral unless such waiver shall be in writing and signed by the Secured Party. No delay or omission on the part of the Secured Party in exercising any right or remedy shall operate as a waiver of such right or remedy or any other right or remedy. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion. All rights and remedies of the Secured Party with respect to the Obligations or the Collateral, whether evidenced hereby or by any other instrument or papers, shall be cumulative and may be exercised singularly, alternatively, successively or concurrently at such time or at such times as the Secured Party deems expedient.

         16. SURETYSHIP WAIVERS BY DEBTOR. The Debtor waives demand, notice, protest, notice of acceptance of this Agreement, notice of loans made, credit extended, Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description. With respect to both the Obligations and the Collateral, the Debtor assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of or failure to perfect any security interest in any Collateral, to the addition or release of any party or person primarily or secondarily liable, to the acceptance of partial payment thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as the Secured Party may deem advisable. Except as required by applicable law, the Secured Party shall have no duty as to the collection or protection of the Collateral or any income therefrom, the preservation of rights against prior parties, or the preservation of any rights pertaining thereto beyond the safe custody thereof as set forth in
Section 13 above. The Debtor further waives any and all other suretyship defenses.

         17. MARSHALLING. The Secured Party shall not be required to marshal any present or future collateral security (including but not limited to the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of its rights and remedies hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising. To the extent that it lawfully may, the Debtor hereby agrees that it will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of the Secured Party's rights and remedies under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, the Debtor hereby irrevocably waives the benefits of all such laws.

         18. PROCEEDS OF DISPOSITIONS; EXPENSES. The Debtor shall pay to the Secured Party on demand any and all expenses, including reasonable attorneys' fees and disbursements, incurred or paid by the Secured Party in protecting, preserving or enforcing the Secured Party's rights and remedies under or in respect of any of the Obligations or any of the Collateral. After deducting all of said expenses, the residue of any proceeds of collection or sale or other disposition of Collateral shall, to the extent actually received in cash, be applied to the payment of the Obligations in such order or preference as the Secured Party may determine, proper allowance and provision being made for any Obligations not then due. Upon the final payment and satisfaction in full of all of the Obligations and after making any payments required by Sections 9-608(a)(1)(c) or 9-615(a)(3) of the UCC, any excess shall be returned to the Debtor. In the absence of final payment and satisfaction in full of all of the Obligations, the Debtor shall remain liable for any deficiency.

         19. GENERAL. The following general provisions apply:

             (a) except to the extent specifically referenced, this Agreement, together with the Note and the Collaboration Agreement are the only agreements between the parties regarding its subject matter. They supersede all prior or contemporaneous agreements, whether oral or written;

             (b) no modification or waiver of this Agreement shall be effective unless contained in a writing signed by the modifying or waiving party. The waiver of any default shall not be deemed a waiver of any other or subsequent default;

             (c) all remedies shall be cumulative;

             (d) section headings and other titles are for convenience only and shall not be used in construing or interpreting this Agreement. Any provision of this Agreement which is unenforceable shall be severed and the remainder of this Agreement enforced to the fullest extent permitted by law. This Agreement shall be governed by and construed under the laws of the Commonwealth of Massachusetts, including its choice of law rules; and

             (e) this Agreement shall be binding on the parties and their respective successors and assigns.

         20. NOTICES. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

             (a) if to the Secured Party, to Genzyme Corporation, One Kendall Square, Cambridge, Massachusetts 02139-1562, Attn: Mr. Michael Wyzga, Telephone:
(617) 252-7500, Facsimile: (617) 252-7802; with a copy to: Genzyme Corporation, One Kendall Square, Cambridge, Massachusetts 02139-1562, Attn: Chief Legal Officer, Telephone: (617) 252-7500, Facsimile: (617) 252-7553; and

             (b) if to the Debtor, to Dyax Corp., 300 Technology Square, Cambridge, Massachusetts 02139, Attention: President, Telephone: (617) 225-2500,
Facsimile: (617) 225-2501), with a copy to: Dyax Corp., 300 Technology Square, Cambridge, Massachusetts 02139, Attention: Vice President, Legal Affairs,
Telephone: (617) 225-2500, Facsimile: (617) 225-2501).

         IN WITNESS WHEREOF, the parties have executed this Agreement under seal as of the date first above written.

GENZYME CORPORATION                        DYAX CORP.




By: /s/ G. Jan Van Heek                    By: /s/ Jack Morgan
   --------------------------------            ---------------------------------
   Name:  G. Jan Van Heek                      Name:  Jack Morgan
   Title: Executive Vice President             Title: Senior Vice President

                                   SCHEDULE A


                               DYAX PATENT RIGHTS


--------------------------------------------------------------------------------------------------------------------------
                                           APPLICATION
           COUNTRY                            NUMBER                   FILING DATE                     STATUS
--------------------------------------------------------------------------------------------------------------------------
      U.S. (Markland 1)                     08/179,964                    1/11/94              Abandoned in favor of US
                                                                                                      08/208,264

--------------------------------------------------------------------------------------------------------------------------

   U.S. CIP (Markland 1A)                   08/208,264                    3/10/94               U.S. Patent 6,057,287

                                                                                                   issued 5/02/00

--------------------------------------------------------------------------------------------------------------------------

 U.S. CIP (Markland 1A Div)                 09/421,097                   10/19/99               U.S. Patent 6,333,402

                                                                                                   issued 12/25/01
--------------------------------------------------------------------------------------------------------------------------

   U.S. CIP (Markland 1B)                   08/676,125                    9/25/96               U.S. Patent 5,795,865

                                                                                                   issued 8/18/98

--------------------------------------------------------------------------------------------------------------------------

 U.S. Div. (Markland 1B Div)                09/136,012                    8/17/98               U.S. Patent 5,994,125

                                                                                                   issued 11/30/99

--------------------------------------------------------------------------------------------------------------------------

    Canada (Markland 1B)                    2,180,950                     1/11/95                      Pending

--------------------------------------------------------------------------------------------------------------------------

      EPO (Markland 1B)                    95/909223.0                    1/11/95                      Pending

                                       pub 0739355 10/30/96

--------------------------------------------------------------------------------------------------------------------------

     Japan (Markland 1B)                     7-518726                     1/11/95                     Published

--------------------------------------------------------------------------------------------------------------------------

      PCT (Markland 1B)                      US95/00299                   1/11/95

                                             WO95/21601

--------------------------------------------------------------------------------------------------------------------------

                                   SCHEDULE B

EXISTING INDEBTEDNESS:

CAPITAL LEASE OBLIGATIONS

Master Lease Agreement between General Electric Capital Corporation and Dyax Corp. (indebtedness under lease line as of March 31, 2002 of $4,846,221 with commitment to extend additional line of $5,000,000)

Master Lease Agreement between Transamerica Business Credit Corporation and Dyax Corp. (indebtedness under lease line of March 31, 2002 of $1,417,844)

Master Lease Agreement between Dyax SA and Locabel (current indebtedness of Euro 553,295,14 with ability to extend to Euro 1,250,000)

OTHER DEBT

Loan obligation of Massachusetts Institute of Technology to Dyax Corp. under Lease Agreement to loan up to $35 per rentable square foot to fund portion of Tenant's Work (total debt not to exceed $2,400,000)

Virginia National Bank as holder of promissory note in amount of $4,250,000 given by Biotage Real Estate LLC to Industrial Development Authority of Albemarle County, Virginia to fund land acquisition and construction of new facility for Biotage, Inc.

EXISTING LIENS:

Letter of Credit for benefit of Massachusetts Institute of Technology ($4,279,932) to secure obligations under Lease Agreement for 300 Technology Square

All Equipment acquired pursuant to Master Lease Agreements under 3 Existing Capital Lease Obligations listed above

Real Estate located in Albemarle County, Virginia to secure obligations under Promissory Note held by Virginia National Bank

                                    EXHIBIT A

                  ASSIGNMENT OF PATENTS AND PATENT APPLICATIONS


         In consideration of good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, _______________________(the "Company"), a corporation organized under the laws of the state of ________________, having an office at ____________________________________, hereby sells, assigns, transfers and sets over unto _______________________________________________a corporation organized under the laws of the State of __________, having an office at __________________________,
(the "Assignee"), the entire right, title, and interest in and to the Patents and Patent Applications listed on Schedule A attached hereto, in and for the United States, the same to be held and enjoyed by said Assignee, its successors, assigns, or other legal representatives, to the full ends of the terms for which all Patents therefor may be granted, as fully and entirely as the same would have been held and enjoyed by the Company if this assignment had not been made.

         And by this covenant the Company will execute or procure any further necessary assurance of title to said Patents and Patent Applications in said Assignee, its successors, assigns or other legal representatives, and, upon the request of said Assignee, will make all rightful oaths and do all lawful acts requisite for procuring the same or for aiding therein, without further compensation, its successors, assigns, or other legal representatives.

         And the Commissioner of Patents and Trademarks is hereby authorized and requested to issue any and all Patents, and Patents emanating from the Patent Applications, to said Assignee.



                                               DYAX CORP.





                                               By:
                                                   ----------------------------

                                               Name:

                                               Title:



State of _______________   )

                           )  ss

County of _____________    )

         Before me this ___ day of _______ 20__, personally appeared _______________________ to me personally known to be the person described in and who executed the above instrument, and acknowledged to me that he executed the same of his own free will for the purposes therein set forth.



                                                      ------------------------

                                                      Notary Public


AFFIX SEAL